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                                  Exhibit 10.2

                             Amendment to Agreement
                             ----------------------

  This Amendment is made by and between Pitt-Des Moines, Inc. ("Company") and William W. McKee ("Employee") as of the date last written below.

  Whereas the Company and Employee entered into an agreement dated January 24, 1991, a copy of which is attached hereto;

  Whereas the Company declared a 3 for 2 stock split effective March 28, 1997 as to its shares of common stock which may have an effect on the above-referenced agreement; and

  Whereas the Board of Directors of the Company, in effecting said stock split, directed that the value and number of shares provided for in such agreements be amended to reflect said stock split.

 Now therefore, intending to be legally bound, the parties hereto agree as follows:

  A. The number 2,447,578 in Section 7.01 of the above-referenced agreement shall be restated to be 3,671,367.

  B. The price of Thirty Dollars ($30.00) in Section 7.01 of the above-referenced agreement shall be restated to be Twenty Dollars ($20.00).

  C. The number Fifty Thousand (50,000) in Section 7.01 of the above referenced agreement shall be restated to be 75,000.

  D. The above-referenced agreement is otherwise unchanged and remains in full force and effect.

 Witness the signatures of the parties.  Executed in Duplicate.


Attest:                     Pitt-Des Moines, Inc.


/s/  T. R. Lloyd            /s/  R. A. Byers
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By:                         By:



Witness:


/s/  J. M. Snyder                /s/  Wm. W. McKee
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                                 William W. McKee

                          Dated:      September 3, 1997
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